EX-99.(16)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Joseph F. DiMaria, and Robert Griffith, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, until the earlier of his or her resignation or removal as an officer of the Goldman Sachs ETF Trust (the “Trust”), with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable the Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), relating to the proposed reorganizations of Goldman Sachs Enhanced U.S. Equity Fund, Goldman Sachs Focused Value Fund, Goldman Sachs Strategic Growth Fund and Goldman Sachs Technology Opportunities Fund, each a series of the Goldman Sachs Trust, with and into Goldman Sachs Enhanced U.S. Equity ETF, Goldman Sachs Value Opportunities ETF, Goldman Sachs Growth Opportunities ETF and Goldman Sachs Technology Opportunities ETF, each a series of the Trust, and any and all amendments (including post-effective amendments) to the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments to the Registration Statement filed with the SEC under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara James A. McNamara	President (Principal Executive Officer) and Trustee	June 18, 2025

/s/ Joseph F. DiMaria Joseph F. DiMaria	Treasurer, Principal Financial Officer and Principal Accounting Officer	June 18, 2025

/s/ Gregory G. Weaver Gregory G. Weaver	Chair and Trustee	June 18, 2025

/s/ Cheryl K. Beebe Cheryl K. Beebe	Trustee	June 18, 2025

/s/ Dwight L. Bush Dwight L. Bush	Trustee	June 18, 2025

/s/ Kathryn A. Cassidy Kathryn A. Cassidy	Trustee	June 18, 2025

/s/ John G. Chou John G. Chou	Trustee	June 18, 2025

/s/ Joaquin Delgado Joaquin Delgado	Trustee	June 18, 2025

/s/ Eileen H. Dowling Eileen H. Dowling	Trustee	June 18, 2025

/s/ Lawrence Hughes Lawrence Hughes	Trustee	June 18, 2025

/s/ John F. Killian John F. Killian	Trustee	June 18, 2025

/s/ Steven D. Krichmar Steven D. Krichmar	Trustee	June 18, 2025

/s/ Michael Latham Michael Latham	Trustee	June 18, 2025

/s/ Lawrence W. Stranghoener Lawrence W. Stranghoener	Trustee	June 18, 2025